EX. 23.2


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Slade's Ferry Bancorp

      We hereby consent to the use of our report and to all references to our firm included in or made a part of this Registration Statement on Form S-3.


                                       /s/ Shatswell, MacLeod & Company, P.C.
                                           SHATSWELL, MACLEOD & COMPANY, P.C.


July 15, 1997
West Peabody, Massachusetts


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